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                                                                   Exhibit 10.27


                               WEB SITE AGREEMENT

         THIS AGREEMENT ("AGREEMENT"), dated as of January 31, 2001 (the "EFFECTIVE DATE"), is made by and between Textbooks.com Inc., a Delaware corporation having an office located at 120 Fifth Avenue, New York, New York 10011 ("TEXTBOOKS"), and barnesandnoble.com llc, a Delaware limited liability company with an office located at 76 Ninth Avenue, 11th floor, New York, New York 10011 ("LLC"). Textbooks and LLC are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

         WHEREAS, from, on or about August 14, 2000 through the date hereof, the Parties have implemented a test period (the "TEST PERIOD") whereby LLC's principal Web site located at the URL WWW.BN.COM (the "BN WEB SITE") has contained a subsite selling textbooks (the "SUBSITE"); and

         WHEREAS, having completed the Test Period, the Parties wish, among other things, to provide for their respective rights and obligations with regard to the design and implementation of the Subsite and for the operations of the Subsite during the term of this Agreement (the "TERM").

         NOW, THEREFORE in consideration of the premises and the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         1. OPERATION OF THE SUBSITE. (a) From and after the date hereof, LLC shall be responsible for, and shall pay all costs with respect to, the operation, servicing and maintenance of the Subsite, including, but not limited to, (i) operation of the Subsite and related equipment, (ii) processing and fulfillment of orders placed on the Subsite, (iii) management, ownership, sourcing and pricing of inventory for the Subsite, (iv) tracking the volume and amount of sales and returns generated on the Subsite, and providing such information to Textbooks on a monthly basis, and (v) order entry, billing, payment processing, shipping, cancellations, returns, and related customer service for users of the Subsite.

                  (b) It is the intention of the Parties that all sales of textbooks shall be made in the name and on behalf of LLC without reference to Textbooks. Textbooks agrees that during the Term it will not, directly or indirectly, operate a Web Site for the retail sale of textbooks other than any such site(s) that refer all such sales (through links) to the Subsite. The Parties agree that neither Party shall have an obligation to share any customer information collected by such Party in performing its obligations hereunder whether during the Term or upon termination of this Agreement.

                  (c) Textbooks shall make available to LLC (without cost or other charge) such software, hardware database of textbooks available to Textbooks and other items that have been procured to date by Textbooks that are necessary to maintain and operate the Subsite in accordance with this Agreement, other than those already furnished to LLC during the Test Period.

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         2. CONSENT TO USE OF BARNES & NOBLE TRADEMARKS. Barnes & Noble College
Bookstores, Inc. ("COLLEGE") and Textbooks hereby consent to the use by LLC during the Term of the trademarks "Barnes & Noble" and "barnesandnoble.com" to the limited extent that such use is necessary to the operation of the Subsite in accordance with the terms of this Agreement and, solely in connection with such use, waives any violation by LLC of that certain Amended and Restated Trademark License Agreement, dated as of October 31, 1998, among College, LLC and barnesandnoble.com inc., as amended by Amendment No. 1, dated as of May 28, 1999, between College and LLC. In consideration of the payments referred to in
Section 4 below, College and Textbooks hereby waive and release LLC from any claim with respect to the sale of textbooks by LLC prior to January 1, 2000.

         3. LICENSE OF TEXTBOOKS TRADENAME AND LOGOS. Textbooks hereby grants to LLC a non-exclusive, non-transferable, limited license to reproduce and display the Textbooks logos provided by Textbooks to LLC and to use the "textbooks.com" trade name and URL in connection with the operation of the Subsite. For the purposes of protecting such marks and logos, any such use shall be subject to the consent of Textbooks, which shall not be unreasonably withheld or delayed. The foregoing license shall terminate upon the expiration or termination of this Agreement.

         4. PAYMENT OF ROYALTIES BY LLC TO TEXTBOOKS. LLC shall pay to Textbooks a royalty equal to seven and one-half percent (7.5%) of the gross revenues (less returns and applicable sales taxes, if any) realized by LLC (excluding shipping and handling) from the sale of Books Designated as Textbooks (as defined below) from and after January 1, 2000. Such royalty payments shall be made on a monthly basis and shall be paid in arrears within fifteen (15) days following the end of each month; PROVIDED that all royalties payable for the period between January 1, 2000 and January 31, 2001 shall be paid within fifteen (15) days following the date of execution of this Agreement. As used herein, the term "BOOKS DESIGNATED AS TEXTBOOKS" shall refer to books identified by their ISBN numbers as "textbooks" in the MBS Textbook Exchange, Inc. ("MBS") database, or such other publicly available database if the MBS database is not so available. Textbooks, and its accountants and representatives, shall have the right to examine, copy and audit the books and records of LLC to ensure compliance with terms of this Agreement. If any such audit reveals an underpayment of more than five percent (5%), the cost of such audit shall be borne by LLC.

         5. TERMINATION. (a) This Agreement shall be for a term of five (5) years, and thereafter shall renew annually for additional one (1) year terms unless either party notifies the other in writing of its desire to terminate this Agreement as of the end of the then current term, such notice to be received at least twelve (12) months prior to the end of such term.

                  (b) Either Party may terminate this Agreement at any time upon: (i) the occurrence of a material breach by the other Party of the provisions of this Agreement if such breach is not cured within thirty (30) days' after written notice is received by the breaching Party identifying the matter constituting the material breach; or (ii) twelve (12) months prior written notice.
                  (c) Upon the termination of this Agreement in accordance with Sections 5(a) or 5(b) above, all rights and obligations of the Parties hereunder shall cease, and each party shall

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be deemed to be in the same relative position to the other Party as if this
Agreement had never been given force and effect. Notwithstanding the foregoing sentence, the liability of LLC for any accrued and unpaid royalty payments under
Section 5 shall survive termination of this Agreement.

         6. ASSIGNMENTS. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

         7. MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         8. NOTICES. Any and all notices or other communications hereunder shall be given in writing and shall be deemed to have been duly given (a) upon receipt if delivery is in person, by electronic facsimile transmission (provided a copy is concurrently mailed in accordance with Section 8(b) below), or by overnight courier, and (b) three days after mailing if delivery is by certified or registered mail, return receipt requested postage prepaid, in each case addressed to a Party at the address for such Party set forth on page 1 of this Agreement or at such other address for a Party as shall be specified by like notice.

         9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to conflicts of laws principles. Each of the Parties hereby irrevocably and unconditionally consents to the personal jurisdiction of the State of New York, acknowledges that venue is proper in any state or Federal court located in the County of New York, and agrees to waive any objection it has or may have in the future with respect to any of the foregoing.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstances, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, and the provision or application held invalid shall be deemed modified to give such provision or application the maximum possible effect.





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         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supercedes all prior agreements, whether written or oral, with respect to such subject matter, including without limitation the agreement among the Parties with respect to the Test Period.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the date first above written.

                                   TEXTBOOKS.COM INC.


                                   By: /S/ PATRICE LISTFIELD
                                       -------------------------
                                       Name:  Patrice Listfield
                                       Title: President

                                   BARNESANDNOBLE.COM LLC
                                   By: barnesandnoble.com inc., its Sole Manager


                                   By: /S/ MARIE TOULANTIS
                                       -------------------------
                                       Name:  Marie Toulantis
                                       Title: hief Financial Officer


The undersigned hereby consents to be
bound by the provisions of Section 2 above.

BARNES & NOBLE COLLEGE
BOOKSTORES, INC.


By: /S/ MAX J. ROBERTS
   ---------------------------------
      Name:  Max J. Roberts
      Title: President




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